Exhibit 99.1
Hinge Health reports fourth quarter and full year 2025 financial results
San Francisco, California – February 10, 2026 – Hinge Health, Inc. (NYSE: HNGE) today announced record financial results for the quarter and year ended December 31, 2025.
“We closed out the year with an exceptional quarter and a strong selling season, driving our highest win rates to date and greatest number of eligible lives added in any year,” said Daniel Perez, Co-Founder and CEO, Hinge Health. “Our commercial momentum, combined with expanding margins and strong cash generation, gives us confidence in our ability to continue automating care delivery, sustain our position as a leader in digital musculoskeletal care, and drive attractive growth and increased margins in 2026.”
Fourth Quarter 2025 Financial Highlights:
•Revenue increased 46% year over year to $170.7 million compared to revenue of $117.3 million in Q4 2024.
•GAAP gross margin was 84% compared to 82% in Q4 2024. Non-GAAP gross margin was 85% compared to 82% in Q4 2024.
•GAAP income from operations increased 31% to $27.3 million compared to GAAP income from operations of $20.9 million in Q4 2024. Non-GAAP income from operations increased 124% to $48.0 million compared to non-GAAP income from operations of $21.4 million in Q4 2024.
•GAAP diluted net income per share was $0.37. Non-GAAP diluted net income per share was $0.49.
•Net cash provided by operating activities increased 67% to $63.9 million compared to net cash provided by operating activities of $38.3 million in Q4 2024. Free cash flow increased 65% to $61.5 million compared to free cash flow of $37.3 million in Q4 2024.
•Cash, cash equivalents, marketable securities and restricted cash were $478.8 million as of December 31, 2025.
Year Ended 2025 Financial Highlights:
•Revenue increased 51% year over year to $587.9 million compared to revenue of $390.4 million in 2024.
•GAAP gross margin was 80% compared to 77% in 2024. Non-GAAP gross margin was 83% compared to 78% in 2024.
•GAAP loss from operations was $546.4 million compared to GAAP loss from operations of $31.9 million in 2024. Non-GAAP income from operations was $119.5 million compared to non-GAAP loss from operations of $26.1 million in 2024.
•Net cash provided by operating activities increased 250% to $171.4 million compared to net cash provided by operating activities of $49.0 million in 2024. Free cash flow increased 297% to $179.6 million compared to free cash flow of $45.2 million in 2024.
Company Highlights and Key Metrics as of December 31, 2025:
•LTM calculated billings increased 44% year over year to $671.4 million, compared to $467.5 million as of December 31, 2024.
•Annual yield of 3.9% in 2025, up 50 basis points compared to 3.4% in 2024.
•Number of clients increased 25% year over year to 2,830 clients, compared to 2,256 clients as of December 31, 2024.
•Number of contracted lives increased to 25 million, compared to 20 million as of December 31, 2024.
•Number of members increased 47% year over year to 782,890, compared to 532,326 as of December 31, 2024.
•LTM average eligible lives increased 28% year over year to 20.1 million, compared to 15.7 million as of December 31, 2024.

•Rule of 40 metric was 81 in 2025 compared to 45 in 2024, measured by revenue growth plus free cash flow margin during the period.
Financial Outlook:
We are providing the following guidance for our first quarter 2026 and full year 2026:
•Q1 2026: We expect revenue to be between $171 million and $173 million, reflecting year over year growth of 39% at the midpoint. We expect non-GAAP income from operations to be between $30 million and $32 million, reflecting year over year growth of 108% and non-GAAP operating margin of 18% at the midpoint.
•Full Year 2026: We expect revenue to be between $732 million and $742 million, reflecting year over year growth of 25% at the midpoint. We expect non-GAAP income from operations to be between $151 million and $156 million, reflecting year over year growth of 29% and non-GAAP operating margin of 21% at the midpoint.
Statement Regarding Use of Non-GAAP Financial Measures
This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP). For more information about these non-GAAP financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP, please see the “Non-GAAP Financial Measures” section below.
Moreover, we have not reconciled our non-GAAP income (loss) from operations guidance to GAAP income (loss) from operations because we do not and are not able to provide guidance for GAAP income (loss) from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as the excess inventory and transition charges, restructuring and other expense and acquisition related expense, which are reconciling items between non-GAAP and GAAP income (loss) from operations. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income (loss) from operations.
Share Repurchase Program
In November 2025, our board of directors authorized a share repurchase program pursuant to which we may repurchase up to $250.0 million in aggregate value of our outstanding Class A common stock. During Q4 2025, we repurchased $65.0 million in aggregate value of shares of our Class A common stock.
Hinge Health Earnings Webcast
We will host a conference call and webcast for investors on February 10, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss our financial results, business highlights and financial outlook. The live webcast of the conference call can be accessed by registering online at ir.hingehealth.com/events-presentations. Following completion of the events, a webcast replay will also be available at ir.hingehealth.com for 12 months.

About Hinge Health

Hinge Health is focused on scaling and automating the delivery of health care, starting with musculoskeletal conditions. Leveraging an AI-powered care model, wearable devices and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that helps people move beyond pain, improving member outcomes and experiences and reducing costs for clients. The company is headquartered in San Francisco, California.

Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including filings with the U.S. Securities and Exchange Commission (“SEC”), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the first quarter of 2026 and guidance for full year 2026 and our assumptions underlying such guidance; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described in our filings with the SEC, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 7, 2025 and in our Annual Report on Form 10-K for the year ended December 31, 2025, when filed with the SEC. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value data)

	Year Ended December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$207,995	$300,785
Short-term marketable securities	155,867	165,787
Accounts receivable, net of allowance for credit losses of $6,092 and $6,470 as of December 31, 2025 and December 31, 2024, respectively	66,061	42,495
Deferred commissions	31,344	18,615
Inventory	15,636	10,873
Prepaid expenses and other current assets	57,001	44,891
Total current assets	533,904	583,446
Long-term marketable securities	113,172	—
Goodwill	64,096	61,607
Intangible assets, net	2,512	1,807
Property, equipment and software, net	10,490	7,380
Operating lease right-of-use assets	6,861	9,607
Other assets	13,726	9,412
Total assets	$744,761	$673,259
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$57,331	$27,853
Operating lease liabilities	4,223	3,814
Deferred revenue	300,855	217,632
Total current liabilities	362,409	249,299
Operating lease liabilities, noncurrent	3,816	7,258
Total liabilities	366,225	256,557

Redeemable convertible preferred stock:
Redeemable convertible preferred stock; $0.00001 par value	199,874	851,272
Stockholders’ equity (deficit):
Common stock, $0.00001 par value	—	—
Class A common stock, $0.00001 par value	—	—
Class B common stock, $0.00001 par value	—	—
Additional paid-in capital	1,229,678	88,097
Accumulated other comprehensive gain (loss)	(20)	68
Accumulated deficit	(1,050,996)	(522,735)
Total stockholders’ equity (deficit)	178,662	(434,570)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$744,761	$673,259

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$170,726	$117,256	$587,860	$390,404
Cost of revenue	26,699	21,168	119,638	90,502
Gross profit	144,027	96,088	468,222	299,902
Operating expenses:
Research and development	32,755	22,371	368,137	100,839
Sales and marketing	59,487	35,451	316,951	167,058
General and administrative	24,529	17,356	329,505	63,915
Total operating expenses	116,771	75,178	1,014,593	331,812
Income (loss) from operations	27,256	20,910	(546,371)	(31,910)
Other income:
Other income, net	4,961	5,255	19,108	20,654
Net income (loss) before income taxes	32,217	26,165	(527,263)	(11,256)
Provision for (benefit from) income taxes	122	(951)	998	677
Net income (loss)	$32,095	$27,116	$(528,261)	$(11,933)
Adjustment to reflect deemed contribution from Series D and Series E redeemable convertible preferred stock extinguishment	—	—	104,174	—
Undistributed earnings attributable to participating securities	(1,009)	(21,354)	—	—
Net income (loss) attributable to common stockholders, basic	$31,086	$5,762	$(424,087)	$(11,933)
Net income (loss) attributable to common stockholders, diluted	$31,144	$6,676	$(424,087)	$(11,933)
Net income (loss) attributable to common stockholders per share:
Basic	$0.39	$0.42	$(7.77)	$(0.88)
Diluted	$0.37	$0.40	$(7.77)	$(0.88)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	79,521	13,693	54,577	13,558
Diluted	84,533	16,576	54,577	13,558

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating activities:
Net income (loss)	$32,095	$27,116	$(528,261)	$(11,933)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,223	1,366	5,133	5,950
Stock-based compensation	17,172	14	643,009	739
Amortization of deferred commissions	14,231	9,032	46,667	29,914
Accretion of discounts and amortization of premiums on marketable securities, net	(15)	241	361	537
Excess and obsolete inventory charge	—	—	—	1,812
Non-cash operating lease expense	882	871	3,431	3,649
Provision for credit losses	(279)	1,471	3,061	5,410
Deferred income taxes	(93)	(585)	53	(585)
Other	1	(8)	1	7
Changes in operating assets and liabilities:
Accounts receivable	20,983	15,888	(26,627)	(1,340)
Deferred commissions	(25,259)	(10,812)	(63,579)	(38,513)
Inventory	(1,824)	(3,220)	(4,763)	608
Prepaid expenses and other current assets	(7,773)	(6,719)	(15,775)	(9,155)
Other assets	7,968	7	(181)	377
Accounts payable and accrued liabilities	4,417	(2,819)	29,407	(10,975)
Operating lease liabilities	(995)	(1,061)	(3,719)	(4,659)
Deferred revenue	1,161	7,557	83,223	77,159
Net cash provided by operating activities	63,895	38,339	171,441	49,002
Investing activities:
Purchase of property and equipment	(408)	(157)	(708)	(1,039)
Capitalized internal use software	(1,955)	(873)	(5,356)	(2,734)
Purchases of marketable securities	(154,108)	(83,278)	(472,288)	(324,543)
Maturities of marketable securities	118,775	81,194	368,589	346,628
Acquisition of a business	—	—	(4,000)	—
Net cash (used in) provided by investing activities	(37,696)	(3,114)	(113,763)	18,312
Financing activities:
Proceeds from exercise of common stock options	629	208	1,416	610
Issuance of common stock in connection with the employee purchase plan	8,113	—	8,113	—
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	—	255,675	—
Tax withholdings on settlement of restricted stock units and performance-based restricted stock units	(22,971)	—	(295,229)	—
Payment on Repurchase Agreement with Coatue	—	—	(50,000)	—
Repurchase and retirement of common stock	(65,028)	—	(65,028)	—
Proceeds from repayment of non-recourse loans to employees	—	—	4,934	—
Payments for deferred offering costs	(288)	(2,543)	(10,349)	(2,812)
Net cash used in financing activities	(79,545)	(2,335)	(150,468)	(2,202)
Net increase (decrease) in cash, cash equivalents and restricted cash	(53,346)	32,890	(92,790)	65,112
Cash, cash equivalents, and restricted cash, beginning of period	263,142	269,696	302,586	237,474
Cash, cash equivalents, and restricted cash, end of period	$209,796	$302,586	$209,796	$302,586
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$207,995	$300,785	$207,995	$300,785
Restricted cash	1,801	1,801	1,801	1,801
Total cash, cash equivalents, and restricted cash	$209,796	$302,586	$209,796	$302,586

Glossary of Terms
LTM Calculated Billings: We believe calculated billings on a last 12-months basis helps investors better understand our performance for a particular period given the seasonality in our model due to quarterly fluctuations based on the timing of new client launches and number of intra-year launches. We anticipate that this seasonality will continue and therefore focus on LTM calculated billings. Our revenue generally does not reflect this seasonality and these quarterly fluctuations given that we recognize revenue ratably over the term that members have access to our platform. LTM calculated billings are defined as total revenue, plus the change in deferred revenue, less the change in contract assets for a given 12-month period.
Clients: We view this number as an important metric to assess the performance of our business as an increased number of clients drives growth, increases brand awareness, and helps provide scale to our business. Clients are defined as businesses or organizations, which we call entities, that have at least one active agreement with us at the end of a particular period. Entities that procure our platform through our partners are counted as individual clients. We do not count our partners as clients, unless they also separately have at least one active client agreement with us. When a partner has an agreement with us for their fully-insured population, that partner is deemed to be one client, despite there being multiple fully-insured employers within that entity that have access to our platform.
Members: Growth in the number of members is an indicator of the penetration we have made within our clients' eligible lives. This metric is a key driver of our calculated billings and provides an indication of our future revenue performance. We calculate the number of members at the end of a particular period based on the total number of eligible lives who have engaged with our platform in the last 12 months and whose engagements have been billed or are contractually eligible to be billed.
LTM Average Eligible Lives: This represents the population to whom we can market and offer our solutions to. As eligible lives can fluctuate throughout the year given changes in our clients’ populations, we take the average of the clients who are live in the first quarter to those who are live at the end of the last quarter in a given 12-month period to best determine the number of lives we had access to convert into members. Our management uses LTM average eligible lives to model the business and measure the enrollment we are able to achieve within our client base.
Annual Yield: This is calculated as the number of members at the end of a given 12-month period divided by LTM average eligible lives.
Number of Contracted Lives: Individuals within our contracted clients who have, or will have, the ability to enroll in our programs, typically employees and their adult dependents. Contracted lives include individuals within contracted clients that have not yet launched our platform, and thus such individuals are not yet eligible to be billed. Contracted lives include eligible lives.

Non-GAAP Financial Measures
In addition to our results prepared in accordance with GAAP, we believe the following non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations and operating margin, non-GAAP operating expenses, non-GAAP net income attributable to common stockholders, diluted, non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as "non-GAAP diluted net income per share") and free cash flow and free cash flow margin included in this press release, provide users of our financial information with additional useful information in evaluating our performance and liquidity and allows them to more readily compare our results across periods without the effect of non-cash and other items as detailed below. Additionally, our management and board of directors use our non-GAAP financial measures to evaluate our performance and liquidity, identify trends and make strategic decisions.

There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Our non-GAAP financial measures should not be considered in isolation or as alternatives to gross profit, gross margin, income (loss) from operations, net income attributable to common stockholders, net income per share attributable to common stockholder, net cash provided by (used in) operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Gross Profit and Gross Margin
We define non-GAAP gross profit as gross profit presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets, and restructuring and other expenses. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.
The principal limitation of non-GAAP gross profit and non-GAAP gross margin is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Income (Loss) From Operations and Operating Margin
We define non-GAAP income (loss) from operations as income (loss) from operations presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets, restructuring and other expenses and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by revenue.
The principal limitation of non-GAAP income (loss) from operations and non-GAAP operating margin is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Operating Expenses
We define non-GAAP operating expenses as operating expenses presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, restructuring and other expenses and acquisition-related expenses.
The principal limitation of non-GAAP research and development expenses, non-GAAP sales and marketing expenses and non-GAAP general and administrative expenses is that they exclude significant expenses that are required by GAAP to be recorded in our consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Net Income Attributable to Common Stockholders, Diluted and Non-GAAP Net Income Per Share Attributable to Common Stockholders, Diluted
We define non-GAAP net income attributable to common stockholders, diluted and non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted net income per share”) as GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) per share attributable to common stockholders, diluted, respectively, adjusted to exclude non-cash, non-operational and non-recurring items, including excess and obsolete inventory charges related to our AI-powered motion tracking technology transition, as applicable, stock-based compensation, amortization of acquired intangibles, employer payroll taxes related to stock-based compensation, restructuring and other expenses, acquisition-related expenses and the income tax effects related to non-GAAP adjustments.

Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by (used in) operating activities plus cash used for employer payroll taxes at IPO related to stock-based compensation less purchases of property, equipment and software (including capitalized internal-use software). We believe that free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by our operations that, after taking into account the employer payroll taxes paid as part of the vesting of shares at IPO as well as investments in property, equipment and software (including capitalized internal-use software), can be used for strategic initiatives, including investing in our business and strengthening our financial position. The principal limitation of free cash flow is that it does not represent the total increase or decrease in our cash balance for a given period. We define free cash flow margin as free cash flow divided by revenue.
We adjust the following items from one or more of our non-GAAP financial measures:
Excess and obsolete inventory charges. We exclude certain charges related to excess and obsolete inventory related to our AI-powered motion tracking technology transition, which was our strategic decision in the first half of 2023 to shift away from providing kits with tablets and wearable sensors. As part of this shift, we began to provide access to our platform through our app on members’ personal smartphones or tablets and replaced sensors for members with our proprietary AI-powered motion tracking technology. We exclude these charges because we do not believe these expenses have a direct correlation to the operating performance of our business.
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding our operating performance.
Employer payroll tax expense related to stock-based compensation. We exclude expenses for employer payroll taxes related to stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise, vesting or sale of underlying equity awards and the price of our common stock at the time of exercise, vesting or sale which may vary from period to period independent of the operating performance of our business.
Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operating performance of our business.
Restructuring and other expenses. We exclude certain charges that are mainly attributable to workforce reduction in order to simplify our operations and better align our resources with our priorities. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.
Acquisition-related expenses. We exclude certain charges that are attributable to acquiring businesses. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.
Income tax effect of non-GAAP adjustments. We exclude the valuation allowance that is attributable to our non-GAAP income beginning in 2025. For the quarter and year ended December 31, 2025 we determined the projected non-GAAP tax rate to be 20% and for the quarter and year ended December 31, 2024 we determined the projected non-GAAP tax rate to be (2)% and (14)%, respectively. These tax rates reflect current available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant transactions.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP gross profit	$144,027	$96,088	$468,222	$299,902
GAAP gross margin	84%	82%	80%	77%
Non-GAAP adjustments:
Excess and obsolete inventory charges (1)	—	—	—	1,812
Stock-based compensation expense (2)	1,126	3	18,969	97
Employer payroll tax expense related to stock-based compensation	146	—	1,080	—
Amortization of intangible assets	225	94	854	378
Restructuring and other expenses	—	—	—	691
Non-GAAP gross profit	$145,524	$96,185	$489,125	$302,880
Non-GAAP gross margin	85%	82%	83%	78%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP income (loss) from operations	$27,256	$20,910	$(546,371)	$(31,910)
GAAP operating margin	16%	18%	(93)%	(8)%
Non-GAAP adjustments:
Excess and obsolete inventory charges (1)	—	—	—	1,812
Stock-based compensation expense (2)	17,172	14	643,009	739
Employer payroll tax expense related to stock-based compensation	2,155	—	16,612	(6,253)
Amortization of intangible assets	225	94	854	378
Restructuring and other expenses	—	(132)	—	8,495
Acquisition-related expenses	1,211	543	5,351	643
Non-GAAP income (loss) from operations	$48,019	$21,429	$119,455	$(26,096)
Non-GAAP operating margin	28%	18%	20%	(7)%

(1) Reflects our strategic decision in the first half of 2023 to shift away from providing kits with tablets and wearable sensors. As part of this shift, we began to provide access to our platform through our app on members’ personal smartphones or tablets and replaced all sensors for members with our proprietary AI-powered motion tracking technology.
(2) Stock-based compensation expense:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$1,126	$3	$18,969	$97
Research and development	7,519	5	264,587	202
Sales and marketing	5,034	5	106,043	223
General and administrative	3,493	1	253,410	217
	$17,172	$14	$643,009	$739

HINGE HEALTH, INC.
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss) attributable to common stockholders, diluted	$31,144	$6,676	$(424,087)	$(11,933)
Non-GAAP adjustments:
Excess and obsolete inventory charges (1)	—	—	—	1,812
Stock-based compensation expense (2)	17,172	14	643,009	739
Employer payroll tax expense related to stock-based compensation	2,155	—	16,612	(6,253)
Amortization of intangible assets	225	94	854	378
Restructuring and other expenses	—	(132)	—	8,495
Acquisition-related expenses	1,211	543	5,351	643
Income tax effect of non-GAAP adjustments	(10,475)	(417)	(26,715)	(85)
Other dilutive	(305)	(78)	(53,676)	—
Non-GAAP net income (loss) attributable to common stockholders, diluted	$41,127	$6,700	$161,348	$(6,204)

Non-GAAP net income (loss) attributable to common stockholders per share, diluted	$0.49	$0.40	$2.62	$(0.46)

Weighted average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted	84,533	16,576	61,471	13,558

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss) per share attributable to common stockholders, diluted	$0.37	$0.40	$(7.77)	$(0.88)
Non-GAAP adjustments:
Excess and obsolete inventory charges (1)	—	—	—	0.13
Stock-based compensation expense (2)	0.20	—	10.46	0.05
Employer payroll tax expense related to stock-based compensation	0.03	—	0.27	(0.46)
Amortization of intangible assets	—	0.01	0.01	0.03
Restructuring and other expenses	—	(0.01)	—	0.63
Acquisition-related expenses	0.01	0.03	0.09	0.05
Income tax effect on non-GAAP adjustments	(0.12)	(0.03)	(0.44)	(0.01)
Non-GAAP net income (loss) per share attributable to common stockholders, diluted (3)	$0.49	$0.40	$2.62	$(0.46)
(1)For details on excess and obsolete inventory charges, see above.
(2)For details on stock-based compensation expense, see above.
(3)Some columns may not add due to rounding.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP research and development	$32,755	$22,371	$368,137	$100,839
GAAP research and development as a percentage of revenue	19%	19%	63%	26%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(7,519)	(5)	(264,587)	(202)
Employer payroll tax expense related to stock-based compensation	(1,478)	—	(8,643)	2,852
Restructuring and other expenses	—	139	—	(4,144)
Acquisition-related expenses	(1,223)	—	(5,198)	—
Non-GAAP research and development	$22,535	$22,505	$89,709	$99,345
Non-GAAP research and development as a percentage of revenue	13%	19%	15%	25%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP sales and marketing	$59,487	$35,451	$316,951	$167,058
GAAP sales and marketing as a percentage of revenue	35%	30%	54%	43%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(5,034)	(5)	(106,043)	(223)
Employer payroll tax expense related to stock-based compensation	(361)	—	(3,018)	—
Restructuring and other expenses	—	(4)	—	(2,118)
Non-GAAP sales and marketing	$54,092	$35,442	$207,890	$164,717
Non-GAAP sales and marketing as a percentage of revenue	32%	30%	35%	42%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP general and administrative	$24,529	$17,356	$329,505	$63,915
GAAP general and administrative as a percentage of revenue	14%	15%	56%	16%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(3,493)	(1)	(253,410)	(217)
Employer payroll tax expense related to stock-based compensation	(170)	—	(3,871)	3,401
Restructuring and other expenses	—	(4)	—	(1,543)
Acquisition-related expenses	12	(543)	(153)	(643)
Non-GAAP general and administrative	$20,878	$16,808	$72,071	$64,913
Non-GAAP general and administrative as a percentage of revenue	12%	14%	12%	17%
(1)For details on stock-based compensation expense, see above.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$63,895	$38,339	$171,441	$49,002
Operating cash flow margin	37%	33%	29%	13%
Adjustment for employer taxes at IPO related to stock-based compensation	—	—	14,227	—
Less purchases of property, equipment and software (including capitalized internal use software)	(2,363)	(1,030)	(6,064)	(3,773)
Free cash flow	$61,532	$37,309	$179,604	$45,229
Free cash flow margin	36%	32%	31%	12%
Net cash (used in) provided by investing activities	$(37,696)	$(3,114)	$(113,763)	$18,312
Net cash used in financing activities	$(79,545)	$(2,335)	$(150,468)	$(2,202)
Investor Relations Contact:
ir@hingehealth.com
Media Contact:
media@hingehealth.com